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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated January 27, 1998, on the balance sheet of Education Loans Incorporated, a newly organized Delaware corporation (the "Corporation"), in Amendment No. 7 to the Prospectus and Registration Statement of the Corporation (SEC File No. 333-26679-01) relating to the issuance of its Student Loan Asset-Backed Callable Notes Series 1998-1 and to the reference to our firm under the heading "Experts" in such Prospectus and Registration Statement.


EIDE HELMEKE PLLP


January 28, 1998
Aberdeen, South Dakota